Exhibit 99.1

SmartStop Self Storage REIT, Inc. to Acquire Strategic Storage Growth Trust II, Inc. Portfolio in $280 Million Transaction

LADERA RANCH, CALIF. – February 24, 2022 – SmartStop Self Storage REIT, Inc. (“SmartStop” or the “Company”), a self-managed and fully-integrated self storage company, and Strategic Storage Growth Trust II, Inc. (“SSGT II”), a private REIT sponsored by an indirect subsidiary of SmartStop, announced today that the companies have entered into a definitive agreement to merge in an all-stock transaction, in which SSGT II will merge into a newly-formed subsidiary of SmartStop. The combined company will have a combined portfolio of 150 wholly-owned operating properties, representing approximately 11.5 million net rentable square feet and 100,500 units. This transaction will allow the combined company to, among other things, achieve further economies of scale and potentially create greater value as it takes advantage of the benefits of a larger aggregate portfolio.

Per the merger agreement, SmartStop will acquire all of the real estate owned by SSGT II, consisting of 10 wholly-owned operating self storage facilities located across seven states, an interest in one operating property held through an unconsolidated joint venture with an unaffiliated third party and two properties in various stages of development that are held through an unconsolidated joint venture with an unaffiliated third party. The total SSGT II operating portfolio, including the operating joint venture property, currently represents approximately 8,500 self storage units and 900,000 net rentable square feet. Additionally, the Company will obtain SSGT II’s interest in one parcel of land being developed into a self storage facility in an unconsolidated joint venture with an unaffiliated third party, as well as SSGT II’s rights to acquire a property located in Southern California.

“We are excited to announce this transaction and look forward to combining the high-quality assets in the SSGT II portfolio with SmartStop’s existing portfolio.” said H. Michael Schwartz, Chairman and Chief Executive Officer of SmartStop. “With this merger, the combined company will be better positioned to recognize expense efficiencies and aggregate size and scale for the future. Since all of the SSGT II portfolio is already branded as SmartStop® Self Storage, there will be total continuity of operations throughout the process.”

Under the terms of the agreement, SSGT II stockholders will receive 0.9118 shares of SmartStop common stock for each share of SSGT II common stock they own. This exchange ratio represents an increase of 37 percent above SSGT II’s most recent offering price, when using SmartStop’s most recent estimated NAV of $15.08 per share. The transaction values SSGT II’s real estate assets at approximately $280 million, based on September 30, 2021 share counts and debt principal balances outstanding, and using the agreed exchange ratio and SmartStop’s estimated NAV per share of $15.08. Upon completion of the transaction, existing SmartStop stockholders will own approximately 79% of the combined company, SSGT II stockholders will own approximately 11%, and management will own approximately 10%, based on SmartStop and SSGT II’s share and operating partnership unit counts as of September 30, 2021.

The merger is expected to close during the first half of 2022. The merger agreement provides SSGT II a 30-day go shop period, during which SSGT II (through the board of directors of SSGT II and its representatives and advisors) may solicit alternative acquisition proposals from third parties as described in the merger agreement. Additional information regarding the merger and the merger agreement can be found in the Form 8-K filed by SmartStop with the Securities and Exchange Commission on February 24, 2022.

Suspension of Distribution Reinvestment Plan

In connection with the signing of the merger agreement, SSGT II temporarily suspended its distribution reinvestment plan (“DRP”), and will proceed paying all future distributions in cash, beginning with February’s declared distribution. There has been no change to the amount or frequency of SSGT II distributions.

Advisors

Robert A. Stanger & Company, Inc. serves as financial advisor and Venable LLP serves as legal counsel to the SmartStop special committee, while Nelson Mullins Riley & Scarborough LLP serves as legal counsel to SmartStop. KeyBanc Capital Markets Inc. serves as financial advisor and Bass, Berry & Sims PLC and Shapiro Sher Guinot & Sandler, P.A. serve as legal counsel to the SSGT II board of directors.

About SmartStop Self Storage REIT, Inc. (SmartStop)

SmartStop is a self-managed REIT with a fully integrated operations team of approximately 420 self storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through its indirect subsidiary SmartStop REIT Advisors, LLC, also sponsors other self storage programs. As of February 23, 2022, SmartStop is one of the largest self storage companies in North America, with an owned and managed portfolio of 163 properties in 19 states and Ontario, Canada and comprising approximately 111,000 units and 12.6 million rentable square feet. SmartStop and its affiliates own or manage 19 operating self storage properties in the Greater Toronto Area, which total approximately 16,200 units and 1.7 million rentable square feet. Additional information regarding SmartStop is available at www.smartstopselfstorage.com.

About Strategic Storage Growth Trust II, Inc.

SSGT II focuses on opportunistic self storage properties. SSGT II wholly owns 10 self storage facilities comprising approximately 7,700 self storage units and 850,000 net rentable square feet of storage space, as well as one operating property in a joint venture in the Greater Toronto Area with SmartCentres REIT, one of the largest real estate investment trusts in Canada.

Additional Information and Where to Find It

In connection with the proposed Merger, SmartStop intends to file a registration statement on Form S-4 with the SEC that will include a proxy statement of SSGT II and will also constitute a prospectus of SmartStop. SSGT II intends to mail or otherwise provide to its stockholders the proxy statement/prospectus and other relevant materials, and hold a meeting of its stockholders to obtain the requisite stockholder approval of the Merger. BEFORE MAKING ANY VOTING DECISION, SSGT II’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE

PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other documents that SmartStop files with the SEC (when available) from the SEC’s website at www.sec.gov and SmartStop’s website at https://strategicreit.com/site/sst2. In addition, the proxy statement/prospectus and other documents filed by SmartStop with the SEC (when available) may be obtained from SmartStop free of charge by directing a request to the following address: SmartStop Self Storage REIT, Inc., Attention: Nicholas M. Look, 10 Terrace Road, Ladera Ranch, California 92694, or by calling (877) 327-3485.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy or sell any securities or a solicitation of a proxy or of any vote or approval. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. This communication may be deemed to be solicitation material in respect of the proposed Merger.

Participants in Solicitation Relating to the Merger

SmartStop and SSGT II and their respective directors and executive officers, as well as SS Growth Advisor II, LLC, may be deemed, under SEC rules, to be participants in the solicitation of proxies from SSGT II’s stockholders with respect to the proposed Merger. Security holders can obtain information regarding the names, affiliations and interests of such persons in SmartStop’s proxy statement filed with the SEC on April 15, 2021 or in the proxy statement/prospectus regarding the proposed Merger when it becomes available. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus regarding the proposed Merger when it becomes available.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the Merger and the other transactions contemplated by the Merger Agreement and all other statements in this press release and any attachments provided with this press release, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. SmartStop and SSGT II may not be able to complete the proposed transaction on the terms described above or other acceptable terms or at all because of a number of factors, including without limitation, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (ii) the failure to obtain the approval of SSGT II’s stockholders or the failure to satisfy the other closing conditions to the Merger; (iii) risks related to disruption of management’s attention from the parties’ ongoing business operations due to the transaction; and (iv) the effect of the announcement of the Merger on the ability of the parties to retain and hire key personnel, maintain relationships with their customers and suppliers, and maintain their operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SmartStop’s and SSGT II’s views as of the date on which such statements were made. SmartStop and SSGT II anticipate that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SmartStop’s or SSGT II’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of SmartStop are described in the risk factors included in SmartStop’s filings with the SEC, including SmartStop’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, copies of which are available on the SEC’s website, www.sec.gov. SmartStop and SSGT II expressly disclaim a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Contact:

David Corak

VP of Corporate Finance

SmartStop Self Storage REIT, Inc.

949-542-3331

IR@smartstop.com